630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090

PROXY

MONTEAGLE LARGE CAP GROWTH FUND

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

FOR A SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 29, 2009

A Special Meeting of shareholders will be held at Matrix Capital Group located at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090 on December 29, 2009 at 9:00 a.m. Eastern time.  At this meeting, you will be asked to vote on the proposal described in the proxy statement attached. The undersigned hereby appoints Paul B. Ordonio, and David F. Ganley, and each of them, with full power of substitution, proxies for the undersigned, to represent and vote the shares of the undersigned at the Special Meeting of shareholders to be held on December 29, 2009, or any adjournment or adjournments thereof.

WHETHER OR NOT YOU PLAN TO JOIN US AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

Date: _________________________________________
SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON LEFT. (Please sign in Box) ______________________________________________ ______________________________________________

NOTE:  PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY.  IF SHARES ARE HELD JOINTLY, EACH HOLDER MUST SIGN THE PROXY, IF YOU ARE SIGNING ON BEHALF OF AN ESTATE, TRUST OR CORPORATION, PLEASE STATE YOUR TITLE OR CAPACITY.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.                  [X]

PLEASE DO NOT USE FINE POINT PENS.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Properly executed proxies will be voted as specified.  If no specification is made, such shares will be voted “FOR” the proposal set forth in this proxy.

1.
Approval of the Plan of Reorganization, which provides for: (i) the transfer of all of the assets and liabilities of the Monteagle Large Cap Growth Fund in exchange for shares of the Monteagle Quality Growth Fund, the corresponding series of the Monteagle Trust; (ii) the tax-free distribution of shares of Monteagle Quality Growth Fund to shareholders of the Monteagle Large Cap Growth Fund; and (iii) the subsequent termination of the Monteagle Large Cap Growth Fund under state law.
		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.
Approval of Davis Hamilton Jackson & Assoc. continuing as the Subadviser to the New Growth Fund and the related existing Sub-Advisory Agreement between the Monteagle Trust, Nashville Capital Corporation and Davis Hamilton Jackson & Assoc. with respect to the New Growth Fund.
		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

PLEASE SIGN ON REVERSE SIDE